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                                                                       EXHIBIT 5

                               FAEGRE & BENSON LLP

                2200 WELLS FARGO CENTER, 90 SOUTH SEVENTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-3901
                             TELEPHONE 612.766.7000
                             FACSIMILE 612.766.1600

                                 March 19, 2004

Board of Directors
ValueVision Media, Inc.
6740 Shady Oak Road
Eden Prairie, Minnesota 55344

Gentlemen:

         In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to an aggregate offering of 2,079,225 shares of Common Stock, par value $.01 per share (the "Shares"), of ValueVision Media, Inc., a Minnesota corporation (the "Company"), to be issued by the Company pursuant to the terms of the Option Agreements between the Company and each of Mdms. or Messrs., as the case may be, Lansing, Haesler, Danker, Danielson and Boehler (collectively, the "Option Agreements"), we have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed relevant hereto, and, based upon such examination and review, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares and that, when issued and sold as contemplated in the Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable under the current laws of the State of Minnesota.

         We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                FAEGRE & BENSON LLP

                                By: /s/ Peter J. Ekberg
                                    --------------------------------------------
                                    Peter J. Ekberg